SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                              December 31, 1997
          (Date of Report - Date of earliest event reported on)

                              COMMUNITY BANCORP.



          Vermont                  2-83166               03-0284070
  (State of Incorporation)(Commission File Number)   (IRS Employer
                                                      Identification No.)


           Derby Road, Derby, Vermont                  05829
     (Address of Principal Executive Offices)        (Zip Code)


Registrant's Telephone Number:  (802) 334-7915

                              Not Applicable
       (Former name, former address, if changed since last report)


Item 5. Other Events. On December 31, 1997, Community Bancorp. purchased all of the outstanding common stock of Liberty Savings Bank, an inactive New Hampshire guaranty savings bank. The Press Release announcing the acquisition is incorporated in this filing as Exhibit 1.


Item 7.  Exhibits

    Exhibit 1 - Press release announcing the purchase of Liberty Savings Bank.







                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    COMMUNITY BANCORP.

DATED:  January 26, 1998                            /s/ Stephen P. Marsh
                                                    Stephen P. Marsh,
										  Vice President & Treasurer


                                EXHIBITS

                                                                  Exhibit 1


              COMMUNITY BANCORP. ACQUIRES N.H. BANK CHARTER


     On December 31, 1997, Community Bancorp., a Vermont bank holding company based in Derby, acquired all of the outstanding stock of Liberty Savings Bank, a New Hampshire guaranty savings bank. Community initially intends to conduct certain lending functions through Liberty, serving primarily the north country of New Hampshire.

     Community President, Richard White said "this acquisition fits into our strategic plans perfectly. We have been looking for ways to expand our activity in New Hampshire and this will give us a good vehicle to do that. We think there are good opportunities in New Hampshire for a small bank that is focused on small business and consumer lending, as we are in Vermont. We already have a good number of customers in New Hampshire, and are looking forward to serving them and their friends and neighbors with the same kind of good service our customers here in Vermont have enjoyed for years."

     Community Bancorp. is also the parent company of the Community National Bank, which has been serving the Northeast Kingdom of Vermont since 1851 with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy and St. Johnsbury.